Exhibit 3.40

AMENDED AND RESTATED BYLAWS

OF

HD SUPPLY SUPPORT SERVICES, INC.

ARTICLE I

Name of Corporation

Section 1:      This corporation shall be known as HD Supply Support Services, Inc., a Delaware corporation (the “Corporation”).

ARTICLE II

Stockholders

Section 1.      Annual Meetings:  The annual meeting of the stockholders shall be held at a date and time to be specified by the Board of Directors. Said meeting shall be for the purpose of electing directors for the ensuing year and for the transaction of such other business as may come before the meeting. If the annual meeting shall not be held by oversight or otherwise, the Board of Directors shall cause a special meeting to be held as soon thereafter as possible.

Section 2.      Special Meetings:  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President, the Board of Directors, or by written request of the holders of not less than one-half of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3.      Place of Meeting:  Meetings of stockholders may be held either within or outside the State of Delaware.

Section 4.      Notice of Meeting:  Written notice stating the site, date and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting, either personally or by first-class mail, at the direction of the Chairman, President, the Secretary, or the officer or person calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation.

Section 5.      Record Date:  For the purpose of determining stockholders entitled to vote at any meeting or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6.      Stockholder List:  The officer having charge of the stock ledger of the Corporation shall prepare, at least ten days before every stockholders meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of, and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of meeting or at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole meeting thereof, and may be inspected by any present stockholder.

Section 7.      Stockholder Quorum and Voting:  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8.      Stockholders’ Proxies:  At all meetings of stockholders, a stockholder may vote by proxy which shall be executed either in writing or electronic transmission in accordance with § 212(2) of the Delaware General Corporation Law, by the stockholder or by his duly authorized attorney in fact, or his authorized officer, director, or employee. Such proxy, or facsimile thereof, shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be voted or acted upon after three years from the date of its execution, unless otherwise provided in the proxy.

Section 9.      Voting of Shares:   Each outstanding share otherwise entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. A majority vote of those shares present and voting at a duly organized meeting shall suffice to defeat or enact any proposal unless the laws of the State of Delaware require a greater-than-majority vote, in which event the higher vote shall be required for the action to constitute the action of the Corporation.

Section 10.      Voting by Fiduciary:  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without the transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares are transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at a meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11.      Action of Stockholders Without a Meeting:  An action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof, unless a greater-than-majority vote would be required at a duly organized meeting, in which event said greater-than-majority stockholder approval must be obtained. Such consent shall be filed with the minutes of the Corporation. In the event that action is taken by less than unanimous written consent, prompt notice of the action taken shall be given to those stockholders who have not consented in writing.

ARTICLE III

Board of Directors

Section 1.      Functions:  The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2.      Number of Directors:  The Board of Directors of the Corporation shall consist of the number thereof to be determined from time to time by the Board of Directors or the stockholders, but not less than one member. The directors shall hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. Directors need not be stockholders of the Corporation.

Section 3.      Election:  Directors shall be elected at an annual or special stockholders’ meeting by those stockholders present and entitled to vote, a plurality of the vote being cast being required to elect. Each holder of voting common stock shall be entitled to one vote for each share of voting common stock owned. If there is but one nominee for any office, it shall be in order to move that the Secretary cast the elective ballot to elect the nominee.

Section 4.      Regular Meetings:  A regular meeting of the Board of Directors shall be held without notice, other than this Bylaw, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the day, time and place for the holding of additional regular meetings without other notice than such resolution. The Secretary of the Corporation shall serve as Secretary for the Board of Directors and shall issue notices for all meetings as required by the Bylaws; shall keep a record of the minutes of the proceedings of the meetings of directors; and shall perform such other duties as may be properly required of him by the Board of Directors.

Section 5.      Special Meetings:  Special meetings of the Board of Directors may be called by or at the request of the President or by a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 6.      Notice:  Notice of any special meeting shall be given at least two days prior to such meeting by written notice delivered personally or mailed to each director at his business address, or by facsimile transmission or telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business at the meeting.

Section 7.      Quorum and Voting:  A majority of the number of Directors fixed according to Section 2 of this Article IV shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the laws of the State of Delaware require a greater-than-majority vote, in which ease such greater vote shall be required for the act to be that of the Board of Directors.

Section 8.      Vacancy:  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, even though the remaining Directors are less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by either the board of directors or by the stockholders at an annual or special meeting called for that purpose.

Section 9.      Compensation:  By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation.

Section 10.      Presumption of Assent:  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he requests that his objection be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall express such dissent by written notice sent by registered mail to the Secretary of the Corporation within one day after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 11.      Directors Action Without a Meeting:  Any action that may be taken at a meeting of the Board of Directors, may be taken without a meeting if a written consent to that effect is signed by all the members of the Board. Such written consent shall be filed with the minutes of proceedings of the Board.

Section 12.      Meeting Participation:  Any meeting of the Board of Directors may be held by conference telephone, or similar communication equipment, if all persons participating in the meeting can hear each other, with minutes thereof duly prepared and entered into the minutes of the Corporation.

ARTICLE IV

Officers

Section 1.      Officers:  The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. Other officers and assistant officers may be authorized and appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2.      Election and Term:  The officers of the Corporation shall be appointed by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and qualified, until his death, or until he shall resign or shall be removed as provided below.

Section 3.      Removal:  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.      Vacancy:  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by majority vote of the remaining members of the Board of Directors.

Section 5.      President:  In the absence of the chairman of the board, the president shall preside at all meetings of the Directors and stockholders, shall have general charge and control over the affairs of the Corporation subject to the direction of the Board of Directors, shall sign or countersign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors and shall perform such other duties as are incident to his office or are required of him by the Board of Directors.

Section 6.      Vice President:  The most senior Vice-President shall exercise the functions of the President, in the President’s absence. The Vice Presidents shall have such powers and duties as may be assigned to them from time to time by the Board of Directors or the President.

Section 7.      Secretary:  The Secretary shall issue notices for all meetings as required by the Bylaws, shall keep a record of the minutes of the proceedings of the meetings of stockholders and Directors, shall have charge of the seal and of the corporate books, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors or the President.

Section 8.      Treasurer:  The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all duties incident to this office or which are required of him by the Board of Directors or the President.

ARTICLE V

Certificates Representing Shares

Section 1.      Issues:  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except in case of a lost, destroyed or mutilated certificate, in which case a replacement certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.      Transfers:  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof of by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for the cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner of such shares for all purposes, unless otherwise notified by such person in writing.

ARTICLE VI

Seal

Section 1.      Seal:  The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VII

Amendments

Section 1.      Stockholders:  These Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2.      Directors:  The Board of Directors, by a majority vote of the entire Board at any meeting, may amend these Bylaws, including Bylaws adopted by the stockholders, unless such amendment specifically provides that it is not subject to repeal by the Directors.

ARTICLE VIII

Indemnification

Section 1.      The Corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of another corporation, partnership, joint venture, trust, or other enterprise against liabilities incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation shall have the power to indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such shall deem proper.

Section 2.      To the extent that any director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Section 3.      Any indemnification under Section 1, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors, in which Directors who are parties may participate, consisting solely of two or more Directors not at the time parties to the proceeding; (c) by independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the Committee prescribed in paragraph (b) or if a quorum of the Directors cannot be obtained for paragraph (a) and the Committee cannot be designated under paragraph (b), selected by majority vote of the full Board of Directors, in which Directors who are parties may participate; (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding, or if no such quorum is obtainable, my a majority vote of shareholders who were not parties to such proceeding.

Section 4.      Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then persons specified by subsection (4), paragraph (c) shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 5.      Expenses incurred by any officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to be indemnified by the Corporation as provided in this Article VIII. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Section 6.      The indemnification and advancement of expenses provided by this Article VIII are not exclusive and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a Director, a circumstance under which the Director is liable for unlawful distributions or (d) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 7.      Indemnification and advancement of expenses as provided in this Article VIII shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Section 8.      For the purposes of this Article VIII, the term corporation includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise is in the same position under this Article VIII with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

Section 9.      The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

    The undersigned, Secretary of HD Supply Support Services, Inc. does hereby certify that the foregoing is a true copy of the amended and restated bylaws of HD Supply Support Services, Inc., and that such amended and restated bylaws arc in full force and effect as of the date indicated below.

Dated: as of May 4 , 2009	/s/ Ken Veneziano
	Name:	Ken Veneziano
	Title:	Secretary